Exhibit 5.1

June 27, 2024

Laird Superfood, Inc.

5303 Spine Road, Suite 204

Boulder, CO 80301

Ladies and Gentlemen:

We have acted as counsel to Laird Superfood, Inc., a Nevada corporation (the “Company”), with respect to certain legal matters in connection with the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the registration of 3,009,777 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), reserved for issuance pursuant to future awards under the Laird Superfood, Inc. 2020 Omnibus Incentive Plan (as amended, the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. The opinion expressed herein is limited exclusively to the laws of the state of Nevada, as currently in effect, and we have not considered, and express no opinion on, any other laws.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation of the Company and the Bylaws of the Company; (ii) certain resolutions of the board of directors and stockholders of the Company related to the approval of the Plan; (iii) the Plan and all amendments thereto; (iv) the Registration Statement and all exhibits thereto; (v) the specimen Common Stock certificate; (vi) a certificate executed by an officer of the Company, dated as of the date hereof; and (vii) such other records, documents and instruments as we considered appropriate for purposes of the opinion stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified, conformed or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinion stated herein, we have, without independent third-party verification of their accuracy, relied in part, to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In rendering the opinion set forth below, we have assumed that, at the time of the issuance of the Shares, (i) the resolutions referred to above will not have been modified or rescinded; (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or fully paid status of the Common Stock; and (iii) the Company will receive consideration for the issuance of the Shares that is at least equal to the par value of the Common Stock.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that upon the issuance of the Shares in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

Haynes and Boone, LLP	2801 N. Harwood Street | Suite 2300 | Dallas, TX 75201
T: 214.651.5000 | haynesboone.com

Laird Superfood, Inc.

June 27, 2024

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP

HAYNES AND BOONE, LLP